As filed with the Securities and Exchange Commission on November 2, 2012

Registration No. 333-181303	Registration No. 333-174920
Registration No. 333-159676	Registration No. 333-145635
Registration No. 333-137738	Registration No. 333-127952
Registration No. 333-122501	Registration No. 333-103462
Registration No. 333-63304	Registration No. 333-45348
Registration No. 333-65547	Registration No. 333-31393
Registration No. 333-31391	Registration No. 333-19265

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-181303

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-174920

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-159676

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-145635

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-137738

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-127952

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-122501

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-103462

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-63304

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-45348

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-65547

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-31393

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-31391

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION NO. 333-19265

UNDER THE SECURITIES ACT OF 1933

IRIS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-2579751
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

9158 Eton Avenue Chatsworth, CA	91311
(Address of Principal Executive Offices)	(Zip Code)

IRIS International, Inc. 2012 Omnibus Incentive Plan

IRIS International, Inc. 2011 Inducement Incentive Plan

IRIS International, Inc. 2007 Stock Incentive Plan

Leucadia Technologies, Inc. Deferred Stock Unit Agreements

1998 Stock Option Plan, As Amended

Stock Option Agreements

Employee Stock Purchase Program

Key Employee Stock Purchase Program

1998 Stock Option Plan

1997 Stock Option Plan

(Full Title of the Plans)

Cesar M. Garcia, Chief Executive Officer

IRIS INTERNATIONAL, INC.

9158 Eton Avenue

Chatsworth, CA 91311

(Name and Address of Agent for Service)

(818) 709-1244

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Daniel Wolf, Esq.

David B. Feirstein, Esq.

Kirkland & Ellis, LLP

601 Lexington Avenue

New York, New York 10022

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

TERMINATION OF REGISTRATION

IRIS International, Inc. (the “Registrant”) is filing this Post-Effective Amendment to the Registration Statements on Form S-8 listed below (collectively, the “Prior Registration Statements”) to deregister all securities that were previously registered (the “Securities”) and remain unsold or otherwise unissued under the (i) IRIS International, Inc. 2012 Omnibus Incentive Plan, (ii) IRIS International, Inc. 2011 Inducement Incentive Plan, (iii) IRIS International, Inc. 2007 Stock Incentive Plan, (iv) Leucadia Technologies, Inc. Deferred Stock Unit Agreements, (v) 1998 Stock Option Plan, As Amended, (vi) Stock Option Agreements, (vii) Employee Stock Purchase Program, (viii) Key Employee Stock Purchase Program, (ix) 1998 Stock Option Plan, and (x) 1997 Stock Option Plan, as the case may be, and for which the Prior Registration Statements had remained in effect.

1.	Registration No. 333-181303 filed on May 10, 2012

2.	Registration No. 333-174920 filed on June 15, 2011

3.	Registration No. 333-159676 filed on June 2, 2009

4.	Registration No. 333-145635 filed on August 22, 2007

5.	Registration No. 333-137738 filed on October 2, 2006

6.	Registration No. 333-127952 filed on August 30, 2005

7.	Registration No. 333-122501 filed on February 3, 2005

8.	Registration No. 333-103462 filed on February 26, 2003

9.	Registration No. 333-63304 filed on June 19, 2001

10.	Registration No. 333-45348 filed on September 7, 2000

11.	Registration No. 333-65547 filed on October 9, 1998

12.	Registration No. 333-31393 filed on July 16, 1997

13.	Registration No. 333-31391 filed on July 16, 1997

14.	Registration No. 333-19265 filed on January 3, 1997

On October 31, 2012, pursuant to the terms of the Agreement and Plan of Merger, dated as of September 17, 2012, by and among the Registrant, Danaher Corporation (“Danaher”) and Daphne Acquisition Corporation, an indirect wholly-owned subsidiary of Danaher (“Merger Sub”), Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation and as an indirectly wholly-owned subsidiary of Danaher.

As a result of the Merger, the Registrant has terminated any offering of the Securities pursuant to the Prior Registration Statements. In accordance with an undertaking made by the Registrant in the Prior Registration Statements to remove from registration, by means of a post-effective amendment, any Securities which remain unsold at the termination of the offering, the Registrant hereby removes from registration all unsold (if any) Securities under the Prior Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Prior Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chatsworth, State of California on November 2, 2012.

IRIS INTERNATIONAL, INC.
(Registrant)

By:	/s/ César M. García
Name:	César M. García
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Prior Registration Statements has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ César M. García	Chief Executive Officer, President and Director (Principal Executive Officer)	November 2, 2012
César M. García

/s/ Amin Khalifa	Chief Financial Officer (Principal Financial and Accounting Officer)	November 2, 2012
Amin Khalifa

/s/ Daniel L. Comas	Director	November 2, 2012
Daniel L. Comas

/s/ Robert S. Lutz	Director	November 2, 2012
Robert S. Lutz